Exhibit 32: Section 1350 Certifications

I, Howard Messing, certify this quarterly report on Form 10-Q of Medical Information Technology, Inc. (MEDITECH) for the period ended June 30, 2017, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of MEDITECH.

July 31, 2017
(Date)

Howard Messing, Chief Executive Officer and President
(Signature)

I, Barbara A. Manzolillo, certify this quarterly report on Form 10-Q of Medical Information Technology, Inc. (MEDITECH) for the period ended June 30, 2017, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of MEDITECH.

July 31, 2017
(Date)

Barbara A. Manzolillo, Chief Financial Officer and Treasurer
(Signature)